ASSIGNMENT AGREEMENT

THIS AGREEMENT dated for reference the 16th day of December, 2010

BETWEEN:

Lithium Exploration Group Inc., of 3200 N. Hayden Rd., Suite 300, Scottsdale, Arizona 85251

(the "Assignee")

AND:

Lithium Exploration VIII Ltd., of 219 David Street, Sudbury, Ontario, Canada P3E 1T6

(the "Assignor")

WHEREAS:

A. First Lithium Resources Corp. ("First Lithium") and the Assignor entered into an option agreement dated October 6, 2010, attached hereto as Exhibit "A" (the "Option Agreement") wherein Assignor has an exclusive option to acquire from First Lithium an undivided 100% right, title and interest in and to certain mineral permits, located in the Province of Alberta as set out in Schedule "A" of the Option Agreement (the "Property"); and

B. Assignor wishes to assign to the Assignee all of Assignor's right, title and interest in and to the Option Agreement and the Property in accordance with the terms of this Agreement (the "Assignment").

NOW THEREFORE, in consideration of the sum of $10.00 now paid by the Assignee to the Assignor (the receipt and sufficiency of which are hereby acknowledged by the Assignor), the Assignor covenant and agree as follows:

THE ASSIGNMENT AND ACCEPTANCE

1. Assignor hereby unconditionally forever assigns and transfers to the Assignee all of Assignor's right, title and interest in and to the Option Agreement and the Property and all benefits and advantages to be derived therefrom (the "Assignment").

2. In consideration for the Assignment, the Assignee hereby agrees to pay US$90,000 by way of cash or stock of equal value (the "Cash Consideration"), (consisting of amounts previously paid by the Assignor to First Lithium pursuant to section 4(b) and 4(c) of the Option Agreement), to be paid upon execution of this Agreement.

3. The Assignee hereby covenants and agrees with the Assignor that the Assignee will fully and faithfully abide by all terms and conditions of the Option Agreement and fully and faithfully perform all responsibilities and obligations of the Assignor under the Option Agreement and teh Original Acquisition Agreement (as defined in the Option Agreement). This includes agreeing to make all monetary and royalty payments to First Lithium and all required payments and property expenditures as set out in the Option Agreement and to recognize First Lithium's earn-in rights to the Property as provided for in Section 9 of the Option Agreement.

4. The Assignor hereby covenants and agrees with the Assignee that the Assignor shall be responsible for the shortfall of any required payments and property expenditures as set out in the Option Agreement that the Assignee has not paid.

5. The Assignor represents and warrants to the Assignee, with the knowledge that the Assignee relies upon same in entering into this Agreement, that:

(a) the mineral permits comprising the Property (as defined therein), the Option Agreement and the mineral agreements in respect thereof have been, to the best of the Assignors' knowledge and belief after due inquiry, duly and validly located, granted, entered into and recorded, as the case may be, pursuant to the laws of the jurisdiction in which the Property is situate and are in each case in good standing with respect to all filings, fees, rentals, taxes, assessments, work commitments and other obligations and conditions on the date hereof and until the dates set opposite the respective names;

(b) the Assignor has all requisite power and capacity, and has duly obtained all requisite authorizations and performed all requisite acts, to enter into and perform their obligations hereunder, they has duly executed and delivered this Agreement and such constitutes a legal, valid and binding obligation of them enforceable against them in accordance with the Agreement's terms, and the entering into of this Agreement and the performance of their obligations hereunder does not and will not result in a breach of, default under or conflict with any of the terms and provisions of any of their constituting documents, any resolutions of their partners, any indenture, agreement or other instrument to which they are a party or by which they are bound or the Property may be subject, or any statute, order, judgment or other law or ruling of any competent authority;

(c) there are neither any adverse claims or challenges against, or to the ownership or title to, any of the mineral claims comprising the Property or to the validity or enforceability of any of the mineral agreements in respect thereof, nor to the knowledge of the Assignors after due inquiry is there any basis therefor, and there are no outstanding agreements, options or other rights and interests to acquire or purchase the Property or any portion thereof or any interest therein, and no person has any royalty or other interest whatsoever in the production from any of the mineral claims comprising the Property or otherwise;

(d) the Option Agreement is in good standing as at the date hereof and no default has occurred therein; and

(e) the Assignor has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and they are duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by their directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Assignors.

6. The Assignor acknowledges and agrees that:

(a) the Assignee is entitled to rely on the representations and warranties and the statements and answers of the Assignors contained in this Agreement, and the Assignors will hold harmless the Assignee from any loss or damage it may suffer as a result of the Assignors' failure to correctly complete this Agreement; and

(b) the Assignor will indemnify and hold harmless the Assignee and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Assignor contained herein, or in any other document furnished by the Assignor to the Assignee in connection herewith, being untrue in any material respect or any breach or failure by the Assignor to comply with any covenant or agreement made by the Assignor to the Assignee in connection therewith.

7. The Assignor will at all times hereafter execute and deliver, at the request of the Assignee, all such further documents, deeds and instruments, and will do and perform all such acts as may be necessary or desirable to give full effect to the intent and meaning of this Agreement. Without limiting the generality of the foregoing, the Assignor will execute such financing statements, financing change statements, notices or directions as may be necessary or advisable to cause all pertinent offices of public record to amend their records to show the interests of the Assignee in the Option Agreement.

8. Each of the parties to this Agreement acknowledges that such party has read this document and fully understands the terms of this Agreement, and acknowledges that this Agreement has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so

9. This Agreement will enure to the benefit of the Assignee and its successors and assigns, and will be binding upon the Assignors and their successors and assigns.

10. This Agreement will be governed by and construed in accordance with the laws in force in the State of Nevada and the parties submit to the non-exclusive jurisdiction of the courts of State of Nevada in any proceedings pertaining to the Assignment or this Agreement.

11. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts will be construed together and will constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Lithium Exploration Group Inc.

Per: ______________________
Authorized Signatory

Lithium Exploration VIII Ltd.

Per: ______________________
Authorized Signatory

Exhibit "A"

Option Agreement